CERTIFICATE OF SECRETARY

OF

VIRUS EQUITY TRUST

VIRTUS INSTITUTIONAL TRUST

VIRTUS OPPORTUNITIES TRUST

(each, a “Trust”)

The undersigned, Kevin J. Carr, being the Vice President, Chief Legal Officer, Counsel and Secretary of the Trust, a Delaware statutory trust, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Trustees of the Trust on August 21, 2008.

IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of June, 2009.

By:	/s/ Kevin J. Carr
Name:	Kevin J. Carr
Title:	Vice President, Chief Legal Officer, Counsel and Secretary

RESOLVED:	That, due consideration having been given to the value of the aggregate assets of the Fund to which any officer or employee of the Funds may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the Fund, it is hereby determined that a joint Investment Company Blanket Bond in an amount as presented to the Meeting will adequately protect the Funds against larceny and embezzlement by any officer or employee of the Funds, and is in the best interests of the Funds and shareholders, and is hereby approved;

FURTHER
RESOLVED:	That due consideration having been given in the amount of the Investment Company Blanket Bond, the coverage of investment advisers, the distributor of the Funds in addition to Phoenix Investment Partners, Ltd. and the Funds, and the nature of the activities of such additional insureds, it is hereby determined that an allocation of the aggregate premiums to the Phoenix Funds, on the basis of their aggregate assets as presented to the meeting is fair and reasonable;

FURTHER
RESOLVED:	That the Joint Insured Bond Agreement between the Funds, their affiliated adviser and subadvisers, Phoenix Equity Planning Corporation and Phoenix Investment Partners, Ltd. is hereby approved; and

FURTHER
RESOLVED:	That the officers of the Funds be, and they hereby are, authorized to acquiesce in the inclusion of other parties to the Investment Company Blanket Bond and the addition of parties to the Joint Insured Bond Agreement, from time to time, in each case upon the advice of counsel and without further approval, provided however, that in the case of the Investment Company Blanket Bond, the minimum coverage for each fund insured by such bond be, in the aggregate, not less than 125% of the required amount.

CERTIFICATE OF SECRETARY

OF

THE ZWEIG FUND, INC.

THE ZWEIG TOTAL RETURN FUND, INC.

(each, a “Fund”)

The undersigned, Kevin J. Carr, being the Chief Legal Officer and Secretary of each Fund, each a Maryland corporation, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Directors of each Fund on February 10, 2009.

IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of June, 2009.

By:	/s/ Kevin J. Carr
Name:	Kevin J. Carr
Title:	Chief Legal Officer and Secretary

RESOLVED, that the appropriate officers of the Funds be, and each of them hereby is, authorized, empowered and directed to provide and maintain a Joint Insured Fidelity Bond with the various Virtus funds and their respective investment advisers and distributors (the “Joint Bond”), in the form presented to the Board of Directors, in compliance with the provisions of Rule 17g-1 under the Investment Company Act of 1940;

RESOLVED, that, after consideration of all factors deemed relevant by the Board of Directors, the Joint Bond be in the amount of $20,000,000;

RESOLVED, that the appropriate officers of the Funds be, and each of them hereby is, authorized, empowered and directed to enter into an agreement with all of the other named insureds of the Joint Bond, providing that in the event recovery is received under the Joint Bond as a result of a loss sustained by ZF and/or ZTR and one or more of the other named insureds, the Fund(s) shall receive an equitable and proportionate share of the recovery, but at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage required by law, in the form of agreement presented to and reviewed at this meeting and ordered filed with the records of this meeting as part of Exhibit 1 hereto;

RESOLVED, that the portion of the premium for the Joint Bond paid by each Fund be, and hereby is, approved taking all relevant factors into consideration including, but not limited to, the number of the other parties named as insured, the nature of the business activities of such other parties, the amount of the Joint Bond, and the amount of the premium for such Joint Bond, the ratable allocation of the premium among all parties named as insureds, and the extent to which the share of the premium allocated to each Fund is less than the premium the Fund would have had to pay if it had provided and maintained a single insured bond;

RESOLVED, that all of the actions taken by the officers of the Funds prior to the date hereof in providing and maintaining the Joint Bond be, and they hereby are, ratified, confirmed and approved in all respects;

RESOLVED, that Kevin Carr, Secretary of the Funds, be, and hereby is, designated as the officer responsible for making the necessary filings and giving the notices required by paragraph (g) of Rule 17g-1 under the Investment Company Act of 1940; and

RESOLVED, that the appropriate officers of the Funds be, and each of them hereby is, authorized, empowered and directed to take all such action and to enter into, execute and deliver, on behalf of the Funds, all such further agreements and documents as, in their discretion, they shall deem necessary, advisable, proper or expedient in order to accomplish the purpose and intent of the foregoing resolutions, the execution and delivery of such documents to be conclusive evidence of such approval.

CERTIFICATE OF SECRETARY

OF

VIRTUS INSIGHT TRUST

(the “Trust”)

The undersigned, Kevin J. Carr, being the Vice President, Chief Legal Officer, Counsel and Secretary of the Trust, a Massachusetts business trust, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Trustees of the Trust on August 21, 2008.

IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of June, 2009.

By:	/s/ Kevin J. Carr
Name:	Kevin J. Carr
Title:	Vice President, Chief Legal Officer, Counsel and Secretary

RESOLVED:	That, due consideration having been given to the value of the aggregate assets of the Fund to which any officer or employee of the Funds may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the Fund, it is hereby determined that a joint Investment Company Blanket Bond in an amount as presented to the Meeting will adequately protect the Funds against larceny and embezzlement by any officer or employee of the Funds, and is in the best interests of the Funds and shareholders, and is hereby approved;

FURTHER
RESOLVED:	That due consideration having been given in the amount of the Investment Company Blanket Bond, the coverage of investment advisers, the distributor of the Funds in addition to Phoenix Investment Partners, Ltd. and the Funds, and the nature of the activities of such additional insureds, it is hereby determined that an allocation of the aggregate premiums to the Phoenix Funds, on the basis of their aggregate assets as presented to the meeting is fair and reasonable;

FURTHER
RESOLVED:	That the Joint Insured Bond Agreement between the Funds, their affiliated adviser and subadvisers, Phoenix Equity Planning Corporation and Phoenix Investment Partners, Ltd. is hereby approved; and

FURTHER
RESOLVED:	That the officers of the Funds be, and they hereby are, authorized to acquiesce in the inclusion of other parties to the Investment Company Blanket Bond and the addition of parties to the Joint Insured Bond Agreement, from time to time, in each case upon the advice of counsel and without further approval, provided however, that in the case of the Investment Company Blanket Bond, the minimum coverage for each fund insured by such bond be, in the aggregate, not less than 125% of the required amount.

CERTIFICATE OF SECRETARY

OF

DNP SELECT INCOME FUND INC.

DTF TAX-FREE INCOME INC.

DUFF & PHELPS UTILITY AND CORPORATE BOND TRUST INC.

(each, the “Fund”)

The undersigned, T. Brooks Beittel, being the Secretary of each Fund, each a Maryland corporation, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Directors of each Fund on August 14, 2008.

IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of June, 2009.

By:	/s/ T. Brooks Beittel
Name:	T. Brooks Beittel
Title:	Secretary

Excerpt from Minutes of the August 14, 2008 Joint Meeting of the Board of Directors of DNP Select Income Fund Inc., DTF Tax-Free Income Inc. and Duff & Phelps Utility and Corporate Bond Trust Inc.

Upon a motion duly made, seconded and unanimously carried, the Board unanimously adopted the following resolutions for DNP, DTF and DUC:

RESOLVED, that the renewal of the Funds’ fidelity bond coverage, jointly with the Adviser and other funds advised by the Adviser (the “Joint Fidelity Bond”), in an aggregate coverage amount equal to at least 120% of the aggregate of the minimum required coverages for each fund insured thereunder, is hereby approved, with due consideration having been given to all relevant factors including, but not limited to, the value of the aggregate assets of the Funds to which any covered person may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets and the nature of the securities named in the Funds’ portfolios;

FURTHER RESOLVED, that the allocation to the Funds of a portion of the premium for the Joint Fidelity Bond in accordance with the following formula: 50% to the individual funds (allocated based on gross assets at August 31, 2008), 25% to the investment advisers, and 25% to the distributor – is hereby approved, with due consideration having been given to all relevant factors including, but not limited to, the number of the other parties named as insured, the nature of the business activities of such other parties, the amount of the joint insured bond, and the amount of the premium for such bond, the ratable allocation of the premium among all parties named as insureds, and the fact that the share of the premium allocated to each Fund is less than the premium the Fund would have had to pay if it had provided and maintained a single insured bond;

FURTHER RESOLVED, that the renewal of the Joint Insured Bond Agreement is hereby approved as being in the best interests of each Fund and its shareholders;

FURTHER RESOLVED, that the Secretary of the Funds is designated as the officer responsible for making or causing to be made, on behalf of each Fund, any filings and giving any notices required by Rule 17g-1 under the 1940 Act with respect to the Joint Fidelity Bond and Joint Insured Bond Agreement;